Exhibit 99.1

Infinera Corporation Reports Fourth Quarter and Fiscal 2022 Financial Results

San Jose, Calif., February 23, 2023 - Infinera Corporation (NASDAQ: INFN) today released financial results for its fourth quarter and fiscal year ended December 31, 2022.
GAAP revenue for the quarter was $485.9 million compared to $390.4 million in the third quarter of 2022 and $400.3 million in the fourth quarter of 2021.
GAAP gross margin for the quarter was 37.1% compared to 34.4% in the third quarter of 2022 and 35.6% in the fourth quarter of 2021. GAAP operating margin for the quarter was 5.2% compared to (2.4)% in the third quarter of 2022 and (2.5)% in the fourth quarter of 2021.
GAAP net income for the quarter was $33.5 million, or $0.14 per diluted share, compared to net loss of $(11.9) million, or $(0.05) per diluted share, in the third quarter of 2022, and net loss of $(33.1) million, or $(0.16) per diluted share, in the fourth quarter of 2021.
Non-GAAP gross margin for the quarter was 38.7% compared to 37.8% in the third quarter of 2022 and 37.2% in the fourth quarter of 2021. Non-GAAP operating margin for the quarter was 10.5% compared to 5.2% in the third quarter of 2022 and 4.3% in the fourth quarter of 2021.
Non-GAAP net income for the quarter was $40.3 million, or $0.16 per diluted share, compared to net income of $9.9 million, or $0.05 per diluted share, in the third quarter of 2022, and $5.7 million, or $0.03 per diluted share, in the fourth quarter of 2021.
GAAP revenue for the year was $1,573.2 million compared to $1,425.2 million in 2021. GAAP gross margin for the year was 34.1% compared to 34.9% in 2021. GAAP operating margin for the year was (3.8)% compared to (6.1)% in 2021. GAAP net loss for the year was $(76.0) million, or $(0.35) per share, compared to $(170.8) million, or $(0.82) per share, in 2021.
Non-GAAP gross margin for the year was 37.3% compared to 37.6% in 2021. Non-GAAP operating margin for the year was 4.4% compared to 2.1% in 2021. Non-GAAP net income for the year was $26.1 million, or $0.12 per share, compared to net loss of $(8.8) million, or $(0.04) per share, in 2021.
A further explanation of the use of non-GAAP financial information and a reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP financial measure can be found at the end of this press release.
Infinera CEO David Heard said, “Our fourth quarter revenue and operating profit beat consensus expectations and contributed to record performance for Infinera on many fronts. In the fourth quarter we grew product revenue by 26% and overall revenue by 21% compared to the same quarter a year ago, while operating profit improved approximately three-fold compared to the same quarter a year ago. We delivered these results despite the significant impact of elevated supply chain costs on our financial results. We expanded ICE6 revenue in the quarter, continued to win in the metro, deployed new line systems and advanced the qualification of our 400G ZR+ software-defined pluggables."
“For the full year of 2022, we ramped ICE6 to exceed our 25% of product revenue annual goal, grew total revenue by 10%, and improved operating margin by 230 basis points. Furthermore, we introduced our first subsystems products, which positions us well to access a new multibillion-dollar market that we believe can drive incremental growth, profitability and earnings per share as we focus on achieving our target business model."
Financial Outlook
Infinera's outlook for the quarter ending April 1, 2023, is as follows:
•Revenue is expected to be $380 million +/- $15 million.
•GAAP gross margin is expected to be 37.0% +/- 150 bps. Non-GAAP gross margin is expected to be 38.5% +/- 150 bps.
•GAAP operating expenses are expected to be $158 million +/- $2 million. Non-GAAP operating expenses are expected to be $141 million +/- $2 million.
•GAAP operating margin is expected to be (4.5)% +/- 250 bps. Non-GAAP operating margin is expected to be 1.5% +/- 250 bps.

•GAAP net loss per share is expected to be $(0.10) +/- $0.04. Non-GAAP net loss per share is expected to be $(0.02) +/- $0.04.
Fourth Quarter 2022 Investor Slides Available Online
Investor slides reviewing Infinera's fourth quarter of 2022 financial results will be furnished to the Securities and Exchange Commission (SEC) on a Current Report on Form 8-K and published on Infinera's Investor Relations website at investors.infinera.com prior to the fourth quarter of 2022 earnings conference call. Analysts and investors are encouraged to review these slides prior to participating in the conference call webcast. A copy of this press release can be found at investors.infinera.com.
Conference Call Information
Infinera will host a conference call for analysts and investors to discuss its results for the fourth quarter of 2022 and its outlook for the first quarter of 2023 today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Interested parties may register for the conference call at https://conferencingportals.com/event/PUIteabr. A live webcast of the conference call will also be accessible from the Events section of Infinera’s website at investors.infinera.com. Replay of the audio webcast will be available at investors.infinera.com approximately two hours after the end of the live call.

Contacts:
Media: Anna Vue Tel. +1 (916) 595-8157 avue@infinera.com	Investors: Amitabh Passi, Head of Investor Relations Tel. +1 (669) 295-1489 apassi@infinera.com
About Infinera
Infinera is a global supplier of innovative open optical networking solutions that enable carriers, cloud operators, governments, and enterprises to scale network bandwidth, accelerate service innovation, and automate network operations. Infinera solutions deliver industry-leading economics and performance in long-haul, submarine, data center interconnect, and metro transport applications. To learn more about Infinera, visit www.infinera.com, follow us on Twitter and LinkedIn, and subscribe for updates. Infinera and the Infinera logo are registered trademarks of Infinera Corporation.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Infinera's future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or the negative of these words or similar terms or expressions that concern Infinera's expectations, strategy, priorities, plans or intentions. Such forward-looking statements in this press release include, without limitation, Infinera’s future business plans and growth opportunities, including the potential for Infinera’s new subsystems products to drive market expansion, increase Infinera’s growth and profitability, and improve Infinera’s competitiveness in the future; and Infinera's financial outlook for the first quarter of 2023. These forward-looking statements are based on estimates and information available to Infinera as of the date hereof and are not guarantees of future performance; actual results could differ materially from those stated or implied due to risks and uncertainties. The risks and uncertainties that could cause Infinera’s results to differ materially from those expressed or implied by such forward-looking statements include supply chain and logistics issues, including delays, shortages, components that have been discontinued and increased costs, and Infinera's dependency on sole source, limited source or high-cost suppliers; the adverse impact inflation may have on Infinera by increasing costs beyond what it can recover through price increases; delays in the development, introduction or acceptance of new products or updates to existing products; fluctuations in demand, sales cycles and prices for products and services, including discounts given in response to competitive pricing pressures, as well as the timing of purchases by Infinera's key customers; aggressive business tactics by Infinera’s competitors and new entrants and Infinera's ability to compete in a highly competitive market; product performance problems; Infinera's ability to identify, attract and retain qualified personnel; the partial or complete loss of Infinera's manufacturing facilities, a reduction in yield of PICs or an inability to scale to meet customer demands; the effects of customer and supplier consolidation; Infinera’s ability to respond to rapid technological changes; failure to accurately forecast Infinera's manufacturing requirements or customer demand; Infinera’s future capital needs and its ability to generate the cash flow or otherwise secure the capital necessary to meet such capital needs; restrictions to our operations resulting from loan or other credit agreements; the effect of global and regional economic conditions on Infinera’s business, including effects on purchasing decisions by customers; risks and compliance obligations relating to Infinera's international operations as well as actions by the U.S. or foreign governments, including with respect to Russia's military operations in Ukraine; the effective tax rate of Infinera, which may increase or fluctuate; the impacts of foreign currency fluctuations; Infinera's ability to service its debt obligations and pursue its strategic plan; potential dilution from the issuance of additional shares of common stock in connection with the conversion of Infinera's convertible senior notes; Infinera’s ability to protect its intellectual property; claims by others that Infinera infringes on their intellectual property rights; security incidents, such as data breaches or cyber-attacks; Infinera's ability to comply with various rules and regulations, including with respect to export control and trade compliance, environmental, social, governance, privacy and data protection matters; events that are outside of Infinera's control, such as natural disasters, human violence or other catastrophic events that could harm Infinera's operations; and other risks and uncertainties detailed in Infinera’s SEC filings from time to time. More information on potential factors that may impact Infinera’s business are set forth in Infinera's periodic reports filed with the SEC, including its Annual Report on Form 10-K for the year ended December 25, 2021, as filed with the SEC on February 23, 2022, and its Quarterly Report on Form 10-Q for the quarter ended September 24, 2022 as filed with the SEC on November 2, 2022, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Infinera’s website at www.infinera.com and the SEC’s website at www.sec.gov. Infinera assumes no obligation to, and does not currently intend to, update any such forward-looking statements.
Use of Non-GAAP Financial Information
In addition to disclosing financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures that exclude in certain cases acquisition-related deferred revenue adjustment, stock-based compensation expenses, amortization of acquired intangible assets, acquisition and integration costs, restructuring and other related costs, inventory related charges, global distribution center transition costs, warehouse fire loss, litigation charges, amortization of debt discount on Infinera’s convertible senior notes, gain on extinguishment of debt, foreign exchange (gains) losses, net, and income tax effects. Infinera believes these adjustments are appropriate to enhance an overall understanding of its underlying financial performance and also its prospects for the future and are considered by management for the purpose of making operational decisions. In addition, the non-GAAP financial measures presented in this press release are the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for revenue, gross margin, operating expenses, operating margin, net income (loss) and net income (loss) per common share prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.
For a description of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures, please see the table titled “GAAP to Non-GAAP Reconciliations” and related footnotes.
Infinera has included forward-looking non-GAAP information in this press release, including an estimate of certain non-GAAP financial measures for the first quarter of 2023 that excludes stock-based compensation expense and amortization of acquired intangible assets. Please see the section titled “GAAP to Non-GAAP Reconciliation of Financial Outlook” below for specific adjustments.

Infinera Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve months ended
	December 31, 2022	December 25, 2021	December 31, 2022	December 25, 2021
Revenue:
Product	$398,880	$316,956	$1,268,624	$1,099,376
Services	87,056	83,301	304,618	325,829
Total revenue	485,936	400,257	1,573,242	1,425,205
Cost of revenue:
Cost of product	255,449	206,577	852,476	732,071
Cost of services	45,485	45,580	161,630	174,008
Amortization of intangible assets	4,451	5,782	23,138	19,621
Restructuring and other related costs	37	(148)	222	1,531
Total cost of revenue	305,422	257,791	1,037,466	927,231
Gross profit	180,514	142,466	535,776	497,974
Operating expenses:
Research and development	77,986	75,783	306,188	299,894
Sales and marketing	41,373	39,052	146,445	138,829
General and administrative	31,639	28,411	118,602	115,415
Amortization of intangible assets	3,581	4,307	14,576	17,455
Acquisition and integration costs	—	—	—	614
Restructuring and other related costs	577	5,055	10,122	13,246
Total operating expenses	155,156	152,608	595,933	585,453
Income (loss) from operations	25,358	(10,142)	(60,157)	(87,479)
Other income (expense), net:
Interest income	467	365	893	455
Interest expense	(7,255)	(12,616)	(26,015)	(49,099)
Gain on extinguishment of debt	—	—	15,521	—
Other income (loss)	18,852	(8,228)	14,247	(22,667)
Total other income (expense), net	12,064	(20,479)	4,646	(71,311)
Income (loss) before income taxes	37,422	(30,621)	(55,511)	(158,790)
Provision for income taxes	3,964	2,447	20,532	11,988
Net income (loss)	$33,458	$(33,068)	$(76,043)	$(170,778)
Net income (loss) per common share:
Basic	$0.15	$(0.16)	$(0.35)	$(0.82)
Diluted	$0.14	$(0.16)	$(0.35)	$(0.82)
Weighted average shares used in computing net income (loss) per common share:
Basic	219,921	210,908	216,376	207,377
Diluted	258,030	210,908	216,376	207,377

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands, except percentages)
(Unaudited)

	Three Months Ended						Twelve months ended
	December 31, 2022		September 24, 2022		December 25, 2021		December 31, 2022		December 25, 2021
Reconciliation of Revenue:
GAAP as reported	$485,936		$390,447		$400,257		$1,573,242		$1,425,205
Acquisition-related deferred revenue adjustment(1)	—		—		979		—		3,913
Non-GAAP as adjusted	$485,936		$390,447		$401,236		$1,573,242		$1,429,118

Reconciliation of Gross Profit and Gross Margin:
GAAP as reported	$180,514	37.1%	$134,415	34.4%	$142,466	35.6%	$535,776	34.1%	$497,974	34.9%
Acquisition-related deferred revenue adjustment(1)	—		—		979		—		3,913
Stock-based compensation expense(2)	2,763		2,239		2,034		9,485		7,928
Amortization of acquired intangible assets(3)	4,451		6,227		5,782		23,138		19,621
Restructuring and other related costs(5)	37		22		(148)		222		1,531
Inventory related charges(6)	(269)		938		(2,041)		14,381		6,582
Global distribution center transition costs(7)	509		1,600		—		2,109		—
Warehouse fire loss(8)	—		2,232		—		2,232		—
Non-GAAP as adjusted	$188,005	38.7%	$147,673	37.8%	$149,072	37.2%	$587,343	37.3%	$537,549	37.6%

Reconciliation of Operating Expenses:
GAAP as reported	$155,156		$143,722		$152,608		$595,933		$585,453
Stock-based compensation expense(2)	13,834		11,457		11,233		51,530		43,884
Amortization of acquired intangible assets(3)	3,581		3,582		4,307		14,576		17,455
Acquisition and integration costs(4)	—		—		—		—		614
Restructuring and other related costs(5)	577		1,142		5,055		10,122		13,246
Litigation charges (9)	—		—		—		1,350		2,291
Non-GAAP as adjusted	$137,164		$127,541		$132,013		$518,355		$507,963

Reconciliation of Income (Loss) from Operations and Operating Margin:
GAAP as reported	$25,358	5.2%	$(9,307)	(2.4)%	$(10,142)	(2.5)%	$(60,157)	(3.8)%	$(87,479)	(6.1)%
Acquisition-related deferred revenue adjustment(1)	—		—		979		—		3,913
Stock-based compensation expense(2)	16,597		13,696		13,267		61,015		51,812
Amortization of acquired intangible assets(3)	8,032		9,809		10,089		37,714		37,076
Acquisition and integration costs(4)	—		—		—		—		614
Restructuring and other related costs(5)	614		1,164		4,907		10,344		14,777
Inventory related charges(6)	(269)		938		(2,041)		14,381		6,582
Global distribution center transition costs(7)	509		1,600		—		2,109		—
Warehouse fire loss(8)	—		2,232		—		2,232		—
Litigation charges(9)	—		—		—		1,350		2,291
Non-GAAP as adjusted	$50,841	10.5%	$20,132	5.2%	$17,059	4.3%	$68,988	4.4%	$29,586	2.1%

	Three Months Ended			Twelve months ended
	December 31, 2022	September 24, 2022	December 25, 2021	December 31, 2022	December 25, 2021
Reconciliation of Net Income (Loss):
GAAP as reported	$33,458	$(11,930)	$(33,068)	$(76,043)	$(170,778)
Acquisition-related deferred revenue adjustment(1)	—	—	979	—	3,913
Stock-based compensation expense(2)	16,597	13,696	13,267	61,015	51,812
Amortization of acquired intangible assets(3)	8,032	9,809	10,089	37,714	37,076
Acquisition and integration costs(4)	—	—	—	—	614
Restructuring and other related costs(5)	614	1,164	4,907	10,344	14,777
Inventory related charges(6)	(269)	938	(2,041)	14,381	6,582
Global distribution center transition costs(7)	509	1,600	—	2,109	—
Warehouse fire loss(8)	—	2,232	—	2,232	—
Litigation charges (9)	—	—	—	1,350	2,291
Amortization of debt discount on convertible senior notes(10)	—	—	7,627	—	29,411
Gain on extinguishment of debt(11)	—	(15,521)	—	(15,521)	—
Foreign exchange (gains) losses, net(12)	(18,328)	7,372	4,622	(12,767)	17,159
Income tax effects(13)	(308)	561	(709)	1,319	(1,618)
Non-GAAP as adjusted	$40,305	$9,921	$5,673	$26,133	$(8,761)

Reconciliation of Adjusted EBITDA (14):
Non-GAAP Net Income (Loss)	$40,305	$9,921	$5,673	$26,133	$(8,761)
Non-GAAP Interest expense	7,255	6,516	4,989	26,015	19,688
Non-GAAP Income tax effects	4,272	4,231	3,156	19,213	13,606
Non-GAAP Depreciation and Amortization	11,787	11,496	13,261	46,116	46,507
Non-GAAP as adjusted	$63,619	$32,164	$27,079	$117,477	$71,040

Net Income (Loss) per Common Share - Basic:
U.S. GAAP as reported	$0.15	$(0.05)	$(0.16)	$(0.35)	$(0.82)
Non-GAAP as adjusted	$0.18	$0.05	$0.03	$0.12	$(0.04)

Net Income (Loss) per Common Share - Diluted:
U.S. GAAP as reported	$0.14	$(0.05)	$(0.16)	$(0.35)	$(0.82)
Non-GAAP as adjusted	$0.16	$0.05	$0.03	$0.12	$(0.04)

Weighted Average Shares Used in Computing Net Income/(Loss) per Common Share:
Basic	219,921	217,620	210,908	216,376	207,377
Diluted(15)	258,030	268,927	218,009	219,398	207,377

(1)The non-GAAP adjustments were related to maintenance support contracts assumed in the acquisition of Coriant, and the revenue was recognized through fiscal year 2021 to eliminate the effect of the deferred revenue fair value adjustment.

(2)Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation effective January 1, 2006. The following table summarizes the effects of stock-based compensation related to employees and non-employees (in thousands):

	Three Months Ended			Twelve months ended
	December 31, 2022	September 24, 2022	December 25, 2021	December 31, 2022	December 25, 2021
Cost of revenue	$2,763	$2,239	$2,034	$9,485	$7,928
Total cost of revenue	2,763	2,239	2,034	9,485	7,928
Research and development	6,292	5,768	4,472	23,553	18,554
Sales and marketing	3,296	3,201	3,276	13,311	12,345
General and administration	4,246	2,488	3,485	14,666	12,985
Total operating expenses	13,834	11,457	11,233	51,530	43,884
Total stock-based compensation expense	$16,597	$13,696	$13,267	$61,015	$51,812
(3)Amortization of acquired intangible assets consists of developed technology, trade names, customer relationships and backlog acquired in connection with the acquisition of Coriant. Amortization of acquired intangible assets also consists of amortization of developed technology and customer relationships acquired in connection with the acquisition of Transmode AB. GAAP accounting requires that acquired intangible assets are recorded at fair value and amortized over their useful lives. As this amortization is non-cash, Infinera has excluded it from its non-GAAP gross profit, operating expenses and net income measures. Management believes the amortization of acquired intangible assets is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.
(4)Acquisition and integration costs consists of legal, financial, IT, manufacturing-related costs, employee-related costs and professional fees incurred in connection with the acquisition of Coriant.
(5)Restructuring and other related costs are primarily associated with Infinera's restructuring of certain international research and development operations, the reduction of operating costs and the reduction of headcount. In addition, this includes accelerated amortization on operating lease right-of-use assets due to the cessation of use of certain facilities. Management has excluded the impact of these charges in arriving at Infinera's non-GAAP results as they are non-recurring in nature and its exclusion provides a better indication of Infinera's underlying business performance.
(6)Inventory related charges were incurred as a result of the exit from certain product lines in connection with restructuring initiatives. Management has excluded the impact of these charges in arriving at Infinera's non-GAAP results as they are non-recurring in nature and their exclusion provides a better indication of Infinera's underlying business performance.
(7)Global distribution center transition costs were primarily freight and handling costs incurred to transfer and consolidate our inventory from existing warehouses to our global distribution center in southeastern Asia. Management has excluded the impact of these costs in arriving at Infinera's non-GAAP results as they are non-recurring in nature and their exclusion provides a better indication of Infinera's underlying business performance.
(8)Warehouse fire loss was incurred due to inventory destroyed in a warehouse fire. Management has excluded the impact of this loss in arriving at Infinera's non-GAAP results as it is non-recurring in nature and its exclusion provides a better indication of Infinera's underlying business performance.
(9)Litigation charges are associated with the settlement of litigation matters. Management has excluded the impact of this charge in arriving at Infinera's non-GAAP results because it is non-recurring, and management believes that this expense is not indicative of ongoing operating performance.
(10)Effective the first quarter of 2022, Infinera no longer recognizes interest expense for amortization of debt discount as a result of the adoption of new debt guidance.
(11)Gain on extinguishment of debt was recognized from the accounting for the partial repurchase of the 2024 convertible senior notes. Management has excluded the impact of this gain in arriving at Infinera's non-GAAP results as it is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.

(12)Foreign exchange (gains) losses, net, have been excluded from Infinera's non-GAAP results because management believes that this expense is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.
(13)The difference between the GAAP and non-GAAP tax provision is due to the net tax effects of the purchase accounting adjustments, acquisition-related costs and amortization of acquired intangible assets. Management believes the exclusion of these tax effects provides a better indication of Infinera's underlying business performance.
(14)Adjusted EBITDA is a non-GAAP supplemental measure of operating performance that does not represent and should not be considered an alternative to operating loss or cash flow from operations, as determined by GAAP. Infinera's adjusted EBITDA is calculated by excluding the above non-GAAP adjustments, interest expenses, income tax effects and depreciation and amortization expenses. Management believes that adjusted EBITDA is an important financial measure for use in evaluating Infinera's financial performance, as it measures the ability of our business operations to generate cash.
(15)The non-GAAP diluted shares include the potentially dilutive securities from Infinera's stock-based benefit plans and convertible senior notes excluded from the computation of dilutive net loss per share attributable to common stockholders on a GAAP basis because the effect would have been anti-dilutive. These potentially dilutive securities are added for the computation of diluted net income per share on a non-GAAP basis in periods when Infinera has net income on a non-GAAP basis as its inclusion provides a better indication of Infinera's underlying business performance. Refer to the Diluted earnings per share reconciliation presented below.
For purposes of calculating non-GAAP diluted earnings per share, we used the following net income (loss) and weighted average common shares outstanding (in thousands):

	Three months ended			Twelve months ended
	December 31, 2022	September 24, 2022	December 25, 2021	December 31, 2022	December 25, 2021
Non-GAAP net income (loss) for basic earnings per share	$40,305	$9,921	$5,673	$26,133	$(8,761)
Interest expense related to the convertible senior notes, net of tax (1)	1,637	2,264	—	—	—
Non-GAAP net income (loss) for diluted earnings per share	$41,942	$12,185	$5,673	$26,133	$(8,761)

Weighted average basic common shares outstanding	219,921	217,620	210,908	216,376	207,377
Dilutive effect of restricted and performance share units	1,574	1,422	4,875	2,935	—
Dilutive effect of employee stock purchase plan	18	19	—	87	—
Dilutive effect of convertible debt instruments (2)	36,517	49,866	2,226	—	—
Weighted average dilutive common shares outstanding	258,030	268,927	218,009	219,398	207,377

Non-GAAP net income (loss) per common share:
Basic	$0.18	$0.05	$0.03	$0.12	$(0.04)
Diluted	$0.16	$0.05	$0.03	$0.12	$(0.04)

(1)The Company adopted ASU 2020-06 effective December 26, 2021, under the modified retrospective approach. As such, for purposes of calculating net income for diluted earnings per share, we have not made any adjustments for the quarter and year ended December 25, 2021.
(2)For the years ended December 31, 2022, and December 25, 2021, there were 55.8 million and 4.4 million shares, respectively, excluded from the calculation of diluted net income (loss) per share, due to their anti-dilutive effect.

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands)
(Unaudited)

Free Cash Flow
We define free cash flow as net cash provided by (used in) operating activities in the period minus the purchase of property and equipment, net made in the period.
Free cash flow is considered a non-GAAP financial measure under the SEC’s rules. Management believes that free cash flow is an important financial measure for use in evaluating Infinera's financial performance, as it measures our ability to generate additional cash from our business operations. Free cash flow should be considered in addition to, rather than as a substitute for, net loss as a measure of our performance or net cash provided by (used in) operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited and does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations. Therefore, we believe it is important to view free cash flow as supplemental to our entire statement of cash flows.

	Three Months Ended			Twelve months ended
	December 31, 2022	September 24, 2022	December 25, 2021	December 31, 2022	December 25, 2021
Net cash (used in) provided by operating activities	$(564)	$19,635	$1,369	$(37,560)	$28,128
Purchase of property and equipment, net	(8,303)	(11,024)	(9,065)	(46,053)	(41,379)
Free cash flow	$(8,867)	$8,611	$(7,696)	$(83,613)	$(13,251)

Infinera Corporation
Condensed Consolidated Balance Sheets
(In thousands, except par values)
(Unaudited)

	December 31, 2022	December 25, 2021
ASSETS
Current assets:
Cash and cash equivalents	$178,657	$190,611
Short-term restricted cash	7,274	2,840
Accounts receivable, net	419,735	358,954
Inventory	374,855	291,367
Prepaid expenses and other current assets	152,451	147,989
Total current assets	1,132,972	991,761
Property, plant and equipment, net	172,929	160,218
Operating lease right-of-use assets	34,543	45,338
Intangible assets	47,787	86,574
Goodwill	232,663	255,788
Long-term restricted cash	3,272	9,070
Other long-term assets	44,972	38,475
Total assets	$1,669,138	$1,587,224
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$304,880	$216,404
Accrued expenses and other current liabilities	141,450	147,029
Accrued compensation and related benefits	78,849	88,021
Short-term debt, net	510	533
Accrued warranty	19,747	23,204
Deferred revenue	158,501	137,297
Total current liabilities	703,937	612,488
Long-term debt, net	667,719	476,789
Long-term accrued warranty	16,874	21,106
Long-term deferred revenue	23,178	31,612
Long-term deferred tax liability	2,348	2,364
Long-term operating lease liabilities	45,862	54,326
Other long-term liabilities	29,573	64,768
Stockholders’ equity:
Preferred stock, $0.001 par value Authorized shares – 25,000 and no shares issued and outstanding	—	—
Common stock, $0.001 par value Authorized shares - 500,000 as of December 31, 2022 and December 25, 2021 Issued and outstanding shares - 220,408 as of December 31, 2022 and 211,381 as of December 25, 2021	220	211
Additional paid-in capital	1,901,491	2,026,098
Accumulated other comprehensive loss	(22,471)	(4,496)
Accumulated deficit	(1,699,593)	(1,698,042)
Total stockholders' equity	179,647	323,771
Total liabilities and stockholders’ equity	$1,669,138	$1,587,224

Infinera Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Twelve months ended
	December 31, 2022	December 25, 2021
Cash Flows from Operating Activities:
Net loss	$(76,043)	$(170,778)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	83,830	83,583
Non-cash restructuring charges and other related costs	6,066	6,805
Amortization of debt discount and issuance costs	6,109	32,455
Operating lease expense	9,421	14,993
Stock-based compensation expense	61,015	51,812
Gain on extinguishment of debt	(15,521)	—
Other, net	1,218	4,147
Changes in assets and liabilities:
Accounts receivable	(69,024)	(45,783)
Inventory	(89,527)	(28,022)
Prepaid expenses and other current assets	(34,046)	(424)
Accounts payable	88,256	32,304
Accrued expenses and other current liabilities	(24,443)	39,283
Deferred revenue	15,129	7,753
Net cash (used in) provided by operating activities	(37,560)	28,128
Cash Flows from Investing Activities:
Purchase of property and equipment	(46,053)	(41,379)
Net cash used in investing activities	(46,053)	(41,379)
Cash Flows from Financing Activities:
Proceeds from issuance of 2028 Notes	373,750	—
Repayment of 2024 Notes	(280,842)
Proceeds from asset-based revolving credit facility	80,000	—
Repayment of asset-based revolving credit facility	(80,000)	(77,000)
Repayment of third-party manufacturing funding	—	(24,610)
Repayment of mortgage payable	(533)	(350)
Payment of debt issuance cost	(12,451)	—
Payment of term license obligation	(7,739)	(7,272)
Principal payments on finance lease obligations	(1,314)	(1,631)
Proceeds from issuance of common stock	15,189	16,497
Tax withholding paid on behalf of employees for net share settlement	(3,714)	(7,178)
Net cash provided by (used in) financing activities	82,346	(101,544)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(12,051)	1,933
Net change in cash, cash equivalents and restricted cash	(13,318)	(112,862)
Cash, cash equivalents and restricted cash at beginning of period	202,521	315,383
Cash, cash equivalents and restricted cash at end of period(1)	$189,203	$202,521

Infinera Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Twelve months ended
	December 31, 2022	December 25, 2021
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$15,126	$18,703
Cash paid for interest	$14,787	$18,261
Supplemental schedule of non-cash investing and financing activities:
Property and equipment included in accounts payable and accrued liabilities	$7,435	$9,011
Transfer of inventory to fixed assets	$9,332	$2,279
Unpaid term licenses (included in accounts payable, accrued liabilities and other long-term liabilities)	$9,178	$9,339
(1)     Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets:

	December 31, 2022	December 25, 2021

Cash and cash equivalents	$178,657	$190,611
Short-term restricted cash	7,274	2,840
Long-term restricted cash	3,272	9,070
Total cash, cash equivalents and restricted cash	$189,203	$202,521

Infinera Corporation
Supplemental Financial Information
(Unaudited)

	Q1'21	Q2'21	Q3'21	Q4'21	Q1'22	Q2'22	Q3'22	Q4'22
GAAP Revenue $(Mil)	$330.9	$338.2	$355.8	$400.3	$338.9	$358.0	$390.4	$485.9
GAAP Gross Margin %	35.4%	35.6%	33.2%	35.6%	32.9%	30.5%	34.4%	37.1%
Non-GAAP Gross Margin %(1)	37.6%	37.7%	38.0%	37.2%	36.2%	36.1%	37.8%	38.7%
GAAP Revenue Composition:
Domestic %	48%	52%	46%	42%	50%	51%	57%	61%
International %	52%	48%	54%	58%	50%	49%	43%	39%
Customers >10% of Revenue	1	—	—	—	—	1	1	1
Cash Related Information:
Cash from Operations $(Mil)	$18.6	$21.3	$(13.2)	$1.4	$15.8	$(72.4)	$19.6	$(0.6)
Capital Expenditures $(Mil)	$11.7	$14.1	$6.5	$9.1	$16.1	$10.6	$11.0	$8.3
Depreciation & Amortization $(Mil)	$20.5	$18.8	$20.9	$23.4	$21.6	$21.1	$21.3	$19.8
DSOs(3)	76	76	70	82	74	77	66	79
Inventory Metrics:
Raw Materials $(Mil)	$31.8	$33.3	$37.4	$39.4	$41.2	$50.4	$43.5	$48.7
Work in Process $(Mil)	$55.5	$55.1	$54.4	$53.9	$55.4	$58.9	$62.6	$66.6
Finished Goods $(Mil)	$175.5	$185.6	$197.8	$198.1	$195.1	$200.3	$224.9	$259.6
Total Inventory $(Mil)	$262.8	$274.0	$289.6	$291.4	$291.7	$309.6	$331.0	$374.9
Inventory Turns(2)	3.1	3.1	3.1	3.5	3.0	3.0	3.0	3.4
Worldwide Headcount	3,041	3,108	3,205	3,225	3,206	3,186	3,199	3,267
Weighted Average Shares Outstanding (in thousands):
Basic	202,638	206,780	209,183	210,908	212,182	215,509	217,620	219,921
Diluted	217,970	219,459	219,262	218,009	287,588	285,968	268,927	258,030
(1)Non-GAAP adjustments include acquisition-related deferred revenue, stock-based compensation expenses, amortization of acquired intangible assets, restructuring and other related costs, inventory related charges, global distribution center transition costs and warehouse fire loss. For a description of this non-GAAP financial measure, please see the section titled, “GAAP to Non-GAAP Reconciliations” of this press release for a reconciliation to the most directly comparable GAAP financial measures. For reconciliations of prior periods that are not otherwise provided herein, see the prior period earnings releases available on our Investor Relations webpage.
(2)Infinera calculates non-GAAP inventory turns as annualized non-GAAP cost of revenue, which is calculated as GAAP cost of revenue less the adjustments for acquisition-related deferred revenue, stock-based compensation expense, amortization of acquired intangible assets, restructuring and other related costs, inventory related charges, global distribution center transition costs and warehouse fire loss, as illustrated in the reconciliation of gross profit above, divided by the average inventory for the quarter.
(3)Infinera calculates DSO based on 91 days. Fiscal year 2022 was 53 weeks and Q4'22 was 98 days. When calculation is based on 98 days, DSO was 85 days.

Infinera Corporation
GAAP to Non-GAAP Reconciliation of Financial Outlook
(In millions, except percentages)
(Unaudited)

The following amounts represent the midpoint of the expected range:

Q1'23
Outlook
Reconciliation of Gross Margin:
GAAP	37.0%
Stock-based compensation expense	0.6%
Amortization of acquired intangible assets	0.9%
Non-GAAP	38.5%

Reconciliation of Operating Expenses:
GAAP	$158.0
Stock-based compensation expense	(13.4)
Amortization of acquired intangible assets	(3.6)
Non-GAAP	$141.0

Reconciliation of Operating Margin:
GAAP	(4.5)%
Stock-based compensation expense	4.2%
Amortization of acquired intangible assets	1.8%
Non-GAAP	1.5%

Reconciliation of Net Loss per Common Share - Basic:
GAAP	$(0.10)
Stock-based compensation expense	0.06
Amortization of acquired intangible assets	0.02
Non-GAAP	$(0.02)